UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2022

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On August 9, 2022, 9 Meters Biopharma, Inc. (the “Company”) received formal notice that the Nasdaq Stock Market LLC (“Nasdaq”) granted the Company’s request for an extension through February 6, 2023 to evidence compliance with the $1.00 bid price per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). If at any time before February 6, 2023, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance with the Bid Price Rule.

As previously disclosed, on February 8, 2022, the Company received notice from the Nasdaq Listing Qualifications Staff indicating that the Company no longer satisfied the Bid Price Rule and was therefore subject to delisting. The Company had 180 days, or until August 8, 2022, to achieve compliance with the minimum Bid Price Rule. The Company applied for an extension of the compliance period with Nasdaq, as permitted under the original notification.

On June 22, 2022, our stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock, with the decision whether to implement such split subject to the discretion of our board of directors. Our board of directors may effect a reverse stock split by a ratio of not less than one-for-two and not more than one-for-twenty, with the exact ratio as determined by our board of directors in its sole discretion, for the purpose of helping us regain compliance with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by February 6, 2023, Nasdaq will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

The extension notice from Nasdaq has no effect at this time on the listing of the Company’s common stock and its common stock will continue to be listed on the Nasdaq Capital Market under the symbol “NMTR”. The Company is currently evaluating its options for regaining compliance. There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule, even if it maintains compliance with the other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: August 10, 2022	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer